                                                                    EXHIBIT 99.1





REPORT OF INDEPENDENT AUDITORS


To the Board of Directors of iBazar, S.A.

We have audited the accompanying consolidated balance sheets of iBazar, S.A. as of December 31, 2000 and 1999, and the related consolidated statements of operations and cash flows for the years then ended, which have been prepared on the basis of accounting principles generally accepted in France. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in France. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of iBazar S.A. at December 31, 2000 and 1999, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in France which differ in certain respects from those generally accepted in the United States (see Note 9 to the financial statements).




Paris, France                           /s/ ERNST & YOUNG AUDIT
June 11, 2001                               Represented by
                                            EMMANUEL PICARD

                                   IBAZAR S.A.
                           CONSOLIDATED BALANCE SHEETS
                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                       DECEMBER 31,
                                                                              ---------------------------
                                                              NOTE               2000             1999
                                                           ----------         ----------       ----------
ASSETS
Goodwill, net ....................................             3.1            E    8,549       E      107

Intangible assets ................................             3.2                   653              119
  Less accumulated amortization ..................                                  (106)             (38)
                                                                              ----------       ----------

  Intangible assets, net .........................                                   547               81

Property and equipment ...........................             3.3                 6,259              488
  Less accumulated depreciation ..................                                (1,877)            (114)
                                                                              ----------       ----------

  Property and equipment, net ....................                                 4,382              374

Long-term investments ............................             3.4                   740              975
                                                                              ----------       ----------

   TOTAL LONG-TERM ASSETS ........................                                14,218            1,537

Inventories ......................................             3.5                    59                -
Trade accounts receivable, net ...................             3.6                 6,562              756
Other receivables ................................             3.7                11,341            8,784
Cash .............................................             3.8                 5,382            3,754
Marketable securities ............................             3.8                20,441              629
Other current assets .............................             3.9                   257              404
                                                                              ----------       ----------

   TOTAL CURRENT ASSETS ..........................                                44,042           14,327
                                                                              ----------       ----------

   TOTAL ASSETS ..................................                            E   58,260       E   15,864
                                                                              ==========       ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Ordinary shares; 46,842,154 outstanding at
  December 31, 2000 ..............................                            E    2,342       E    1,708
Additional paid-in capital .......................                                28,421            6,581
Retained earnings ................................                                   782            2,910
Translation adjustment ...........................                                   (66)             (10)
Net loss for the year ............................                                (2,588)          (2,092)
                                                                              ----------       ----------

  SHAREHOLDERS' EQUITY ...........................            3.10                28,891            9,097

Minority interests ...............................                                     -               (9)
                                                                              ----------       ----------
  SHAREHOLDERS' EQUITY AND MINORITY INTERESTS ....                                28,891            9,088

Reserves for losses and contingencies ............            3.11                 1,535               94
Bank overdrafts ..................................                                     5               35
Trade accounts payable ...........................            3.12                 9,296            5,012
Tax and social liabilities .......................            3.13                14,610              348
Other liabilities ................................            3.14                 2,480            1,287
Deferred revenue .................................                                 1,443                -
                                                                              ----------       ----------
  TOTAL LIABILITIES ..............................                                29,369            6,776
                                                                              ----------       ----------

  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY .....                            E   58,260       E   15,864
                                                                              ==========       ==========

               See notes to the consolidated financial statements

                                  IBAZAR, S.A.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)




                                                                                         YEARS ENDED DECEMBER 31,
                                                                                      ----------------------------
                                                                   NOTE                  2000             1999
                                                                ----------            ----------       ----------
Revenue:
    Sales ................................................            3.15            E    8,875       E    2,920
    Other income .........................................                                 1,201              389
    Reversal of provisions ...............................                                   140                -
                                                                                      ----------       ----------
                                                                                          10,216            3,309

Supplies and services ....................................            3.16                53,334            5,388
Taxes ....................................................                                   330               30
Payroll expenses .........................................                                10,013            1,265
Depreciation and provision allowances ....................                                 7,107              304
Other operating expenses .................................                                   566                5
                                                                                      ----------       ----------
Operating loss ...........................................                               (61,134)          (3,683)

Interest income ..........................................                                   601              850
Interest expense .........................................                                83,421               88

                                                                                      ----------       ----------
Financial (loss) income ..................................            3.17               (82,820)             762

                                                                                      ----------       ----------
Loss before taxes ........................................                              (143,954)          (2,921)

Extraordinary income, net ................................            3.18               155,153              850

Amortization of goodwill .................................                                 1,497               29

Income taxes .............................................                                12,290                2

                                                                                      ----------       ----------
Net loss before minority interests .......................                                (2,588)          (2,102)

Minority interest ........................................                                     -              (10)

                                                                                      ----------       ----------
Net loss .................................................                            E   (2,588)      E   (2,092)
                                                                                      ==========       ==========

Basic net loss per share .................................                                 (0.06)           (0.20)
Diluted net loss per share ...............................                                 (0.05)           (0.20)


               See notes to the consolidated financial statements

                                  IBAZAR, S.A.
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

                    (AMOUNTS IN THOUSANDS, EXCEPT SHARE DATA)




                                          COMMON STOCK           ADDITIONAL                                               TOTAL
                                    --------------------------    PAID-IN      RETAINED      NET INCOME  TRANSLATION   SHAREHOLDERS'
                                      SHARES         AMOUNT       CAPITAL      EARNINGS        (LOSS)     ADJUSTMENT      EQUITY
                                    ----------     ---------     ---------     ---------     ---------   -----------   ------------
AT DECEMBER 31, 1998                     1,000     E   1,524     E       -     E   2,030     E     880   E         1   E     4,435

Increase in number of shares in
   connection with stock split       9,999,000             -             -             -             -             -             -
Issuance of 1,205,405
   ordinary shares for
   exercise of warrants              1,205,405           184         6,581             -             -             -         6,765
Foreign currency translation                 -             -             -             -             -           (11)          (11)
Net loss                                     -             -             -             -        (2,092)            -        (2,092)
Other                                        -             -             -           880          (880)            -             -
                                    ----------     ---------     ---------     ---------     ---------     ---------     ---------
AT DECEMBER 31, 1999                11,205,405     E   1,708     E   6,581     E   2,910     E  (2,092)    E     (10)        9,097

Capitalization of additional
   paid-in capital                           -           530          (530)            -             -             -             -
Transfer of par value equivalent
 related to 1,654,533 outstanding
 warrants in conformity with
 statutory requirements                      -             -           (78)           78             -             -             -
Conversion of capital into euro
  and decrease in par value
  from E0.20 to E0.05               33,616,215             3             -             -             -             -             3
Issuance of ordinary
  shares to Fineco                   1,792,115            90        19,910             -             -             -        20,000

Issuance of ordinary shares
   in connection with the
   acquisition of Opendeal S.A         228,419            11         2,538             -             -             -         2,549
Foreign currency translation                 -             -             -             -             -           (56)          (56)
Capital gains in connection
   with the sale of CEIC
   to Liberty Surf                           -             -             -          (114)            -             -          (114)
Net loss                                                                                        (2,588)                     (2,588)
Other                                        -             -             -        (2,092)        2,092             -             -

                                    ----------     ---------     ---------     ---------     ---------     ---------     ---------
AT DECEMBER 31, 2000                46,842,154     E   2,342     E  28,421     E     782     E  (2,588)    E     (66)    E  28,891
                                    ----------     ---------     ---------     ---------     ---------     ---------     ---------


               See notes to the consolidated financial statements

                                  IBAZAR, S.A.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (AMOUNTS IN THOUSANDS)


                                                               YEAR ENDED DECEMBER 31,
                                                             ---------------------------
                                                                2000             1999
                                                             ----------       ----------
Net loss                                                     E   (2,588)      E   (2,092)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED
  IN OPERATING ACTIVITIES
   Depreciation and amortization                                 59,215             (122)
   Gain on disposals of assets, net of tax                     (155,153)            (849)

   CONSOLIDATED COMPANIES' CASH FLOW                            (98,526)          (3,063)

   Changes in operating assets and liabilities                    9,525           (5,403)
                                                             ----------       ----------
NET CASH USED IN OPERATING ACTIVITIES                           (89,001)          (8,466)
                                                             ----------       ----------

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property, plant and equipment, and
   intangible assets                                            (16,993)            (597)
Investments in affiliates                                        (2,019)          (2,778)
Proceeds from the sale of property, plant and
   equipment, and intangible sets                               101,636            1,532
Proceeds from the sale of investments in affiliates              57,676            2,161
                                                             ----------       ----------
NET CASH PROVIDED BY INVESTING ACTIVITIES                       140,300              318
                                                             ----------       ----------

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                           22,435            6,765
Principal payment of long-term debt                                   -             (555)
                                                             ----------       ----------
NET CASH PROVIDED BY FINANCING ACTIVITIES                        22,435            6,210
                                                             ----------       ----------

                                                             ----------       ----------
INCREASE (DECREASE) IN CASH                                  E   73,734       E   (1,938)
                                                             ==========       ==========

Cash, beginning of period                                    E    4,384       E    6,332
Cash, end of period                                              78,062            4,384
Effect of exchange rate changes on cash                             (56)             (10)
                                                             ----------       ----------
Increase (decrease) in cash                                  E   73,734       E   (1,938)
                                                            ==========       ==========



               See notes to the consolidated financial statements

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


1.  DESCRIPTION OF BUSINESS

iBazar Group (the "Company" or the "Group") was incorporated on July 21, 1992 as a limited liability company called Telestore, and operated Minitel sites (French equivalent to the Internet; this type of activity is called "telematics"). In September 1999, the Company was transformed into a "societe anonyme" and was renamed "iBazar Group" and in June 2000 assumed the name "iBazar".

During 2000, the strategy of the group changed considerably. The group, which until 2000 operated various Internet sites, focused in 2000 on the online auction business in order to emerge as one of the leading European providers of online trading services.

The company sold its 49% stake in iBourse in February 2000 for 53 million euros. This sale was followed in May 2000 by the sale of the company CEIC SARL and the Francemail, Carte, and Chez assets to Liberty Surf, in exchange for 2.5 million Liberty Surf shares valued at approximately 105 million euros at the time of the transaction.

The group continued the expansion of the iBazar sites outside of France, which began in the second half of 1999 with the creation of subsidiaries in Brazil, Spain and Italy. The group acquired Bam Ba AB in Sweden in February 2000, Opendeal S.A. in Belgium in March 2000 and Total Sites in Portugal in June 2000. The acquired companies, which operate local auction sites, enabled the group to start operating in these countries with a base of existing purchasers and buyers. In addition, iBazar created a subsidiary in the Netherlands in March 2000.



2.  SUMMARY OF ACCOUNTING PRINCIPLES AND METHODS

2.1. GENERAL RULES OF ESTABLISHMENT AND PRESENTATION

2.1.1  BASIS OF PRESENTATION

The consolidated accounts were prepared in accordance with accounting principles generally accepted in France, respecting the principles of conservatism, cut-off and going concern. At the close of 1999, the Company opted for the early application of the new rules applicable to consolidated accounts (Regulation no 99-02, approved by ruling of June 22, 1999).

2.1.2 ACCOUNTING VALUATION METHODS

The method adopted for the valuation of the assets reported in the accounts is the historical cost method. The valuation methods used in 2000 are consistent with those used in the prior year.

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in France requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


2.1.3 FOREIGN CURRENCY

The Company's subsidiaries use the local currency of their respective countries as their functional currency. Assets and liabilities of foreign subsidiaries are translated at exchange rates prevailing at the balance sheet dates, except for components of net equity, which are translated at historical cost. Revenues, costs and expenses are translated into euros using average exchange rates for the period.

Gains and losses resulting from translation are reported in a separate shareholders' equity account. Realized gains and losses from foreign currency transactions are recognized as a component of net income as incurred. The Company did not use any hedging instruments to cover its currency risk.

2.1.4 PRESENTATION OF THE ACCOUNTS IN EUROS

The financial statements as at December 31, 2000 were converted from French francs to euros on the basis of the official exchange rate at December 31, 1998, i.e. 6.55957 francs for 1 euro. The data translated into euro were rounded to the nearest euro.

2.1.5 COMPARABILITY OF THE ACCOUNTS

iBazar S.A. changed its principal business activity starting from the second half of 1999 from telematics (Minitel-based) to an Internet-based activity (see description of business).

The financial statements at December 31, 1999 and for the year then ended included both the telematics and the Internet activity, whereas in 2000, only the Internet activities remain. In order to provide a better comparison of the financial statement information, certain segment based information is included in paragraph 4.

2.2. CONSOLIDATION PERIMETER

The consolidated financial statements as of December 31, 1999 and 2000 and for the years then ended include iBazar S.A. and its majority owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. Certain balances have been reclassified to conform to the current period presentation.

The companies under exclusive control were fully consolidated.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)



The following companies have been consolidated:


--------------------------------------------------------------------------------

        SUBSIDIARY                                  INTEREST AND CONTROL

Inter Bazar LDA (Portugal)                                  100 %
Total Sites LDA (Portugal)                                  100 %

iBazar Italia SpA                                           99.9 %

iBazar Belgium S.A.                                        99.99 %
OpenDeal S.A.                                              99.99 %

iBazar U.K.                                                 100 %

iBazar Sverige AB (Suede)                                   100 %
BamBa AB (Suede)                                     75% via iBazar S.A.
                                                  25% via iBazar Sverige AB

iBazar Espana SL                                            100 %

iBazar NL BV (Pays-Bas)                                     100,0%

iBazar Com LTDA (Brazil)                                   99.99 %

Hortensia BV (Pays-Bas)                                     100 %
iBazar Pro NL BV                                    100% via Hortensia BV

VAC SARL                                                     95 %

iBazar Pro SARL                                             100 %

--------------------------------------------------------------------------------

All the group's consolidated companies have a fiscal year end of December 31st.

The companies with a negligible interest compared to the consolidated entity (Uplift Technology SARL in court ordered liquidation, and Cation SARL in amicable liquidation) or the companies which will probably be sold during 2001 (Oreka S.A.), were accounted for at historical value and a provision recorded where necessary in order to take into account their current values defined in accordance with group methods.

As compared to 1999, the modifications in the consolidation perimeter were as follows:

i) New companies:

- Sweden: Bam Ba AB (acquisition) and iBazar Sverige AB (creation) -- February, 2000;

- Belgium: Opendeal S.A. (acquisition) and iBazar Belgium S.A. (creation) -- March, 2000;

- The Netherlands: iBazar NL BV (creation), Hortensia BV (acquisition) and iBazar Pro NL BV (creation) -- March 2000;

- Portugal, Total Sites LDA (acquisition) and Inter Bazar LDA (creation) -- June 2000.

The iBazar Sverige AB, iBazar Belgium S.A. and Inter Bazar LDA companies were created in connection with the acquisition of Bam Ba AB, Opendeal S.A. and Total Sites LDA, respectively.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


ii)  Divestitures:

C.E.I.C. SARL (Ecila) was sold on July 31, 2000 to Liberty Surf Group S.A. The operations of C.E.I.C. from January 1, 2000 until the date of sale resulted in a loss of E190, which is included in the extraordinary income of the statement of operations for the year ended December 31, 2000.

2.3. REVENUES

iBazar derived revenues in 2000 from a variety of sources including: advertising, success fees on auction activity and revenues and commission on group buying transactions.

i)   Advertising revenues and agent commission

The Company recognizes advertising revenues over the term of the advertising agreement. Revenue from advertising obligations for future periods is deferred and recognized as the obligations are met. Advertising barter transactions are recognized at the market value for a similar transaction. The Company recognizes the same value simultaneously in income and expense (marketing expenses). The Company also operates as an agent as part of the agency agreement for the sale of advertising space on behalf of a related company (Oreka S.A.).

ii)  Auctions

Revenues related to success fees are recognized at the time the transaction is successfully concluded, i.e. when the item for sale has received at least one bid above the reserve price and when the sale transaction has not been cancelled after 4 weeks.

iii) Group buying

Group buying transactions are based on the following two principles:

- principle of purchase-resale without margin and receipt of a commission by iBazar (commission agent status)

-    principle of purchase-resale with a margin (and no commission).

2.4. ACQUISITION GOODWILL

The acquisition goodwill represents the difference between the acquisition price for the consolidated companies and the group share in their net equity restated to reflect their actual value at the date of the investment.

Goodwill is amortized on a straight-line basis over a 5 year period.

2.5. INTANGIBLES

Intangible assets are comprised principally of software acquired by the Company, and Internet domain names. These assets are amortized on a straight-line basis over a period of three years.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)

2.6. PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Property and equipment are depreciated using the straight-line method over estimated useful lives of the assets, as follows:

    Computer hardware and equipment..............................    3 years straight line
    Computer hardware dedicated to the Internet activities.......    3 years declining balance (50%)
    Fixtures and installations...................................    10 years straight line


2.7. INVENTORY

As of December 31, 2000, the inventory relating to the group buying activity consists of:

-    Inventory relating to various unsold goods;

-    Inventory relating to goods sold but returned by customers.

These inventories are valued according to the first in, first out (FIFO) method. A provision was recorded corresponding to the "Goods returned" amounting to 50% of their value.

2.8. ACCOUNTS RECEIVABLE

Accounts receivable are recorded at face value. A provision is recorded if the carrying amount of the receivable is below the recoverable amount, on the basis of the recovery difficulties identified (client filing for bankruptcy, judicial receivership, court ordered liquidation).

Provisions are also recorded according to the following methodology:

-    50% of receivables excluding VAT when payment is more than 90 days overdue;

- 100% of receivables excluding VAT when payment is more than 120 days overdue.

2.9. CASH AND MARKETABLE SECURITIES

The Company has bank accounts in foreign currencies, which are converted at the exchange rate in effect at year-end. Marketable securities are accounted for at the lower of acquisition cost or current value. Capital gains on disposals are calculated according to the first in, first out (FIFO) method.

2.10. RETIREMENT COMMITMENTS

At December 31, 2000 the group's staff consisted principally of personnel employed by the Company iBazar S.A. In accordance with the provisions of French law, the Company respects its obligations to finance the pensions of personnel in France by paying contributions calculated on the basis of salaries to organizations, which manage pension programs. There is no other commitment linked to these distributions.

French law also requires, where applicable, the payment of a lump sum retirement indemnity. This indemnity is computed on the basis of seniority and the level of remuneration at the time of retirement. The rights are only acquired by employees still present within the company at the age of retirement. The company's commitment in this respect at December 31, 2000 was not material, based on the short length of service of its employees.

2.11. MARKET VALUE OF OPERATING ASSETS AND LIABILITIES AND DEBT

At December 31, 2000 the carrying values of assets and liabilities such as cash and marketable securities, receivables from customers and payables to suppliers, other receivables and other operating liabilities approximated their market values due to their short-term maturity.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


2.12. DEFERRED TAX

Due to the group's recent focus on the Internet activity and the absence of forecast figures, as a matter of conservatism, no deferred tax assets were recorded despite the existence of tax loss carryforwards, as the recoverability is not sufficiently reliable and accurately estimable.

3. NOTES TO THE FINANCIAL STATEMENTS

3.1 ACQUISITION GOODWILL

The changes in the gross value of acquisition goodwill and the change in amortization consist of the following:

                                          DECEMBER 31,       ACQUISITIONS       DISPOSALS       DECEMBER 31,
GROSS VALUES                                  1999                                                  2000
                                          ------------       ------------       ---------       ------------
Acquisition goodwill                      E    146           E   10,046         E   146          E   10,046


                                          DECEMBER 31,        PROVISIONS        REVERSALS       DECEMBER 31,
AMORTIZATION                                  1999                                                  2000
                                          ------------       ------------       ---------       ------------
Acquisition goodwill                            39              1,497             39                1,497

TOTAL NET VALUE                           E    107                                              E   8,549

All acquisitions made by the Company have been accounted for under the purchase method of accounting. The results of operations of the acquired businesses are included in the consolidated financial statements from the dates of acquisition.

The acquisition goodwill as of December 31, 2000 recorded for the subsidiaries acquired during 2000, relates to Opendeal S.A. in Belgium, Bam Ba AB in Sweden, Total Sites LDA in Portugal and Hortensia in the Netherlands.

                     GROSS VALUES      AMORTIZATION       NET VALUES
                     ------------      ------------      ------------
OpenDeal S.A         E      4,985      E        748      E      4,237
Bam Ba AB                   4,762               714             4,048
Total Sites LDA               294                34               260
Hortensia BV                    5                 1                 4
                     ------------      ------------      ------------
                     E     10,046      E      1,497      E      8,549

The E146 reduction during the year relates to the goodwill previously recorded for the company CEIC SARL, which was sold to Liberty Surf Group S.A. in 2000.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)

3.2 INTANGIBLE ASSETS


The changes in the gross value of intangibles and the changes in depreciation consist of the following:

GROSS VALUES                                DECEMBER 31,     ACQUISITIONS       DISPOSALS     DECEMBER 31,
                                                1999                                              2000
                                            ------------     ------------       ---------     ------------
Software, business goodwill, licences
and Internet domain names                   E   119          E   556            E   22        E   653


DEPRECIATION                                DECEMBER 31,      PROVISIONS        REVERSALS     DECEMBER 31,
                                                1999                                              2000
                                            ------------     ------------       ---------     ------------
Software, licences and Internet
domain names                                      38              70                2             106

TOTAL NET VALUE                              E    81                                          E   547

The intangible acquisitions, amounting to E556, consist principally of computer licenses and software, in France and in the subsidiaries.

3.3. PROPERTY AND EQUIPMENT

The changes in the gross value of tangible fixed assets and depreciation consist of the following :

GROSS VALUES                                DECEMBER 31,     ACQUISITIONS       DISPOSALS     DECEMBER 31,
                                               1999                                              2000
                                            ------------     ------------       ---------     ------------
Leasehold improvements                         E     3         E      -          E     3         E      -
Other tangible fixed assets                        485            6,391              617            6,259
                                            ------------     ------------       ---------     ------------
     TOTAL GROSS VALUE                             488            6,391              620            6,259

DEPRECIATION                                DECEMBER 31,     PROVISIONS         REVERSALS     DECEMBER 31,
                                               1999                                              2000
                                            ------------     ------------       ---------     ------------
Leasehold improvements                               -                -                -                 -
Other tangible fixed assets                        114            1,948              185             1,877
                                            ------------     ------------       ---------     ------------
     TOTAL DEPRECIATION                            114            1,948              185             1,877
                                            ------------     ------------       ---------     ------------
TOTAL NET VALUE                               E    374                                           E   4,382

The 2000 acquisitions of fixed assets consist principally of computer equipment for the Internet activity.

The disposals principally relate to the Chez.com, Francemail.com and Carte.fr assets, which were sold to Liberty Surf Group S.A. during the year.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


3.4. LONG-TERM INVESTMENTS

The group's long-term investments consist of the following:

GROSS VALUES                                   DECEMBER 31,      INCREASES    DISPOSALS        DECEMBER 31,
                                                   1999                                           2000
                                               ------------      ---------    ---------        ------------
Participating interests                        E      1,178      E   1,831    E   1,019        E      1,990
Other long term investments                               3            188                              191
                                               ------------      ---------    ---------        ------------
     TOTAL GROSS VALUE                                1,181          2,019        1,019               2,181


PROVISIONS                                     DECEMBER 31,     PROVISIONS     REVERSALS       DECEMBER 31,
                                                   1999                                           2000
                                               ------------      ---------    ---------        ------------
Participating interests                                 206          1,282           47               1,441
                                               ------------      ---------    ---------        ------------
     TOTAL DEPRECIATION                                 206          1,282           47               1,441
                                               ------------      ---------    ---------        ------------
     TOTAL NET VALUE                           E        975                                    E        740


The E1,831 increase in participating interests corresponds to the iBazar investment in the capital of Oreka S.A. in March 2000. Oreka S.A. incurred losses of E10,302 for the year ended December 31, 2000. The disposals of participating interests (E972) relate to the shares in iBourse S.A. and iBourse SARL, which were sold to Bipop-Carire Bank in February 2000. The other long-term investments correspond to various security deposits, in particular a E133 deposit on the rent of the premises for the registered office in Paris.

3.5 INVENTORY

Inventory relates to the group buying activity in France and amounted to E59 at December 31, 2000.

3.6 TRADE ACCOUNTS RECEIVABLE

Trade accounts receivable maturing in less than one year are as follows:

                                                       DECEMBER 31,
                                              ------------------------------
                                                  2000              1999
                                              ------------      ------------
Accounts receivable ....................      E      8,434      E        775
Advances and down payments .............               333                29
                                              ------------      ------------
  Sub-total gross value ................             8,767               804
  Less provision for doubtful debts ....             2,205                48
                                              ============      ============
TRADE ACCOUNTS RECEIVABLE - NET ........      E      6,562      E        756
                                              ============      ============

The significant increase in accounts receivable is due to the sharp growth in activity and group revenues between 1999 and 2000. A provision for doubtful accounts amounting to E2,205 at December 31, 2000 reduced the value of accounts receivable to E6,229. The allowance mostly relates to receivables recorded in connection with the sale of advertising space activity.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)

3.7. OTHER RECEIVABLES

Other receivables amounted to E11,341 at December 31, 2000. Other receivables include restricted cash of E5,079, E3,441 in VAT deposits in relation to VAT collected, and E1,460 in deposits for advertising campaigns in Spain.

This account also includes marketable securities and a E2,713 receivable relating to a VAT credit owed by the tax authorities.

3.8. CASH AND MARKETABLE SECURITIES

Cash and marketable securities include:

                                                      DECEMBER 31,
                                              --------------------------
                                                 2000            1999
                                              ----------      ----------
Cash ...................................      E    5,382      E    3,754
Marketable securities ..................          72,771             665
                                              ----------      ----------
Allowances .............................         (52,330)            (36)
                                              ----------      ----------
TOTAL CASH AND MARKETABLE SECURITIES ...      E   25,823      E    4,383
                                              ==========      ==========

Cash at banks is  carried in French francs, in euros and in U.S.  dollars.

At December 31, 2000 the marketable securities were comprised of E63,929 of Liberty Surf shares, received in consideration for the sale of the company CEIC SARL and the Chez.com, Francemail.com and Carte.fr activities to Liberty Surf Group S.A. The transaction received in exchange for 2.5 million Liberty Surf shares, of which 1 million were resold before December 31, 2000.

The remaining Liberty Surf shares were sold during the first quarter of 2001. The capital loss made was fully provided for at December 31, 2000 for E2,587.

The other marketable securities representing 8.8 million euros arose principally from the disposals made during the year, including 3.0 million euros relating to a bank guarantee granted to Bipop-Carire Bank as part of the sale of iBourse S.A., and invested in marketable securities in an escrow account.

The Liberty Surf shares held at December 31, 2000 have been subject to two provisions. The first provision of E49,742 was recorded to take into account the depreciation in the value of the shares between their acquisition date and December 31, 2000. It was calculated as follows:

Number of shares x (acquisition price -- average rate at the close of the month of December).

An additional provision was then recorded amounting to E2,587 in order to take into account the realized loss on the sale of the remaining shares in January 2001.

3.9. OTHER CURRENT ASSETS

Other short-term assets are comprised of prepaid expenses. These prepaid expenses include advertising expenses and production costs.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


3.10. SHAREHOLDERS' EQUITY


At December 31, 2000, common stock amounted to E2,342 and 46,842,154 shares were outstanding. Common stock consist of two categories of shares:

-    40,228,403 "class A" shares;

-    6,613,751 "class B" shares.

The "class B" shares are held by investors and entail the following rights, given that the rights are attached to the shares and not their holders and are thus passed on to successive share owners:

i. in the event of amicable or court ordered dissolution or liquidation, the shareholders' equity remaining after reimbursement of the nominal value of the shares will be used firstly to reimburse the class B share premium within the limit of a maximum amount fixed at 36,81 French francs per class B share. The remaining balance, if any, is then shared equally between all shares irrespective of their category;

ii. in addition to the rights attributed to them by law, and the regulations and by-laws of the Company, the shareholders with class B shares receive the following information :

        - on an annual basis, the corporate accounts, and, if applicable, the annual consolidated accounts, accompanied by statutory auditors' reports if they are available and an activity report, within ninety days after the balance sheet date,

        - the unaudited semi-annual accounts, and if applicable, consolidated accounts for the company, not audited, within ninety days after June 30th,

        - at the end of each month, an activity report on the company and a forecast report for the next six (6) months, if applicable, for the consolidated group,

        - the monthly operating accounts for the company as compared to budget, if applicable, for companies belonging to the consolidated group,

        - the monthly cash flow statements and, if applicable, the companies belonging to the consolidated group,

        - the company's forecast indebtedness for the next six (6) months, and if applicable, for the companies belonging to the consolidated group,

        - a monthly report detailing the principal financial elements and the company's cash position, as well as a quarterly report detailing the company's principal activities,

        - a copy of all filings with, and notification or announcement made to stock market authorities,

        - any information which they may reasonably wish to know, upon request.

iii. no action will be taken by the Company concerning the matters listed below without having been pre-approved by a special meeting of class B shareholders having a simple majority in number of shares;

        - modifications to the by-laws, except for the issuance of marketable securities giving access, whether immediate or deferred, to a share in the Company's capital;

        - public offering of the Company's shares or shares from one of the Company's subsidiaries on a regulated stock market, in France or abroad;

        - authorization given to key personnel to hold stakes of more than 5% in the capital of other companies;

        - granting of all rights usually comprised under "registration rights".

                                      *****

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)

During the ordinary and extraordinary general meeting on February 7, 2000, the shareholders voted to convert the capital accounts into euros and to make the corresponding modification to article 6 of the by-laws. In this respect, it was decided to proceed with an increase in share capital by E530 (increasing the capital from E1,708 to E2,237) by withdrawing E530 from additional paid-in capital and raising the par value of each of the shares by 0.31 francs, from
1.00 franc to 1.31 francs. The par value of the shares was then converted into euro, at 0.20 euros. Lastly, the par value of the shares was divided into 4, reducing it from 0.20 euros to 0.05 euros. The shareholders were therefore granted four new shares for each old share.

Simultaneously, the amount of E78, was withdrawn from additional paid-in capital, and was recorded in retained earnings, as an unavailable reserve account, in order to preserve, in accordance with legal provisions, the rights of the holders of the 1,654,533 warrants issued by the Company.

Upon completion of these transactions, the iBazar capital amounted to E2,241, divided into 44,821,620 shares with a par value of 0.05 euros each, and the remaining additional paid-in capital balance amounted to E5,973.

At the extraordinary general meeting on March 15, 2000, the shareholders acknowledged the waiver by GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., Goldman Sachs & Co Verwaltungs GmbH and Stone Street Fund 1999, L.P. of the 1,205,405 share subscription warrants (known as "Warrants 2") attached to the shares with subscription warrants issued to them on November 10, 1999 upon exercise of the share subscription warrants issued to them at the general meeting held on September 23, 1999 (known as "Warrants 1").

During the extraordinary general meeting of March 15, 2000, the shareholders also decided to increase the share capital by E89 to increase it from E2,241 to E2,331, by issuing 1,792,115 new class B shares at a price of 11.16 euros each, i.e. a par value of 0.05 euro and a share premium of 11.11 euros and to reserve shares for subscription to Fineco Investimenti SGR Spa.

Again at the extraordinary general meeting of March 15, 2000, following the acquisition of Opendeal S.A., the shareholders decided to increase the capital by E11 to increase it from E2,330 to E2,342, by issuing 228,419 new class A shares at a price of 11.16 euros each, i.e. a par value of 0.05 euro and a share premium of 11.11 euros. The subscription of the shares was reserved to E-Merge S.A. for 63,844 shares, David Van Tieghem for 74,447 shares, Jean-Marc Goemare for 74,447 shares and Jean-Michel Loots for 15,681 shares.

At December 31, 2000 the iBazar capital amounted to E2,342, divided into 46,842,154 shares with a par value of 0.05 euro each. 77% of the share capital was held by the founder managers and their families. The remaining shares (23%) were held by financial investors.

The capital structure was as follows at December 31, 2000:

                    FOUNDERS, MANAGEMENT AND
                      VARIOUS INDIVIDUALS        INVESTORS         TOTAL
                    ------------------------  --------------  ---------------
Class A shares                    36,085,083       4,143,320      40,228,403
Class B shares                             -       6,613,751       6,613,751
                              --------------  --------------  --------------
TOTAL                             36,085,083      10,757,071      46,842,154

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


Warrants and option activity between December 31, 1999 and December 31, 2000 was as follows:

                                     DECEMBER 31,                                                            DECEMBER 31,
                                         1999                                                                    2000
                                     ------------                                                            ------------
Share subscription warrants           1,205,405      March 15, 2000: waiver of the 1,205,405 warrants              -

BCE*                                  1,662,036**    February 7, 2000: issuance of 33,619** BCE
                                                     April 13, 2000: issuance of 704,599 BCE
                                                     June 30, 2000: issuance of 30.734 BCE                     2,531,845

Stock options                             -          February 7, 2000: issuance of 56,028** stock options
                                                     March 23, 2000: issuance of 96,111 stock options
                                                     May 10, 2000: issuance of 172,429 stock options            492,652

*    BCE = founder share subscription warrants

** number adjusted to take into account the division of the par value of the shares

The BCE and stock options dated February 7, 2000 were issued at a price of 5.61 euros for 4 shares; each BCE and stock option giving the right to 4 additional shares. The BCE and stock options dated March 23 and May 10, 2000 were issued at the price of 11.16 euros per share.

The BCE and stock options must be exercised within 5 years from the date of issuance.

3.11. PROVISIONS FOR LOSSES AND CONTINGENCIES

The provisions for losses and contingencies are as follows:

                                                           DECEMBER 31,
                                                   --------------------------
                                                      2000            1999
                                                   ----------      ----------
Provisions for disputes .....................      E    1,415      E       -
Provisions for losses .......................             120              94
                                                   ----------      ----------
PROVISIONS FOR LOSSES AND CONTINGENCIES .....      E    1,535      E       94
                                                   ----------      ----------

The provision for disputes concerns disputes with commercial partners and former group employees.

In the normal course of business, the Company is at times subject to pending and threatened legal actions and proceedings. Management believes that the outcome of such actions or proceedings is not expected to have a material adverse effect on the financial position of the Company.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


3.12. TRADE ACCOUNTS PAYABLE

Trade accounts payable due in less than one year are as follows:

                                                     DECEMBER 31,
                                              --------------------------
                                                 2000            1999
                                              ----------      ----------
Trade accounts payable .................      E    6,668      E    4,842
Invoices not yet received ..............           2,628             170
                                              ----------      ----------
TRADE ACCOUNTS AND NOTES PAYABLE .......      E    9,296      E    5,012
                                              ----------      ----------

The supplier accounts at December 31, 2000 consist principally of invoices relating to advertising and marketing costs incurred before year end . The sharp increase in these expenses is due to the growth in the activity during 2000, especially at sites abroad.

3.13. TAX AND SOCIAL LIABILITIES

Tax and social liabilities due in less than one year are as follows:

                                                          DECEMBER 31,
                                                   --------------------------
                                                      2000            1999
                                                   ----------      ----------
Personnel, salaries due and paid holiday ....      E      390      E       62
Social security taxes .......................             605             177
 Income taxes payable .......................          13,615             109
                                                   ----------      ----------
TAX AND SOCIAL LIABILITIES ..................      E   14,610      E      348
                                                   ----------      ----------

The increase in social liabilities is due to the rise in average staff between 1999 and 2000. The tax liabilities include E12,290 in income tax due in France following the exceptional result made in 2000 and the VAT collected and due to the Public Treasury.

3.14 OTHER LIABILITIES

Other liabilities amounted to E2,480 at December 31, 2000 and are due in less than one year. They include a current amount due to Oreka S.A. for advertising operations carried out by iBazar S.A. as part of its agency agreement with Oreka S.A.

3.15 REVENUES

For the year ended December 31, 2000, revenues were as follows:

Advertising revenues and agent commission for the sale of advertising space.....   E   6,166
Commissions on the auction activity.............................................         467
Revenues and commissions on group buying transactions...........................       2,242
                                                                                   ----------
TOTAL REVENUES..................................................................   E    8,875
                                                                                   ----------

3.16 OTHER PURCHASES AND EXTERNAL CHARGES

The amount of other purchases and external charges for the year ended December 31, 2000 relates principally to marketing costs and to fees linked to the different transactions for the year. The remainder consists of general overheads.

Other purchases and external charges for the year ended December 31, 1999 consisted principally of marketing costs.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


3.17. FINANCIAL INCOME

                                                             YEAR ENDED DECEMBER 31,
                                                            --------------------------
                                                               2000            1999
                                                            ----------      ----------
Other interest expenses ..............................      E       73      E        6
Reversal of provisions and expense transfers .........               -             224
Net income from the sale of marketable securities ....             528             620
                                                            ----------      ----------
Interest income ......................................             601             850
                                                            ----------      ----------
Interest and like charges ............................             470               -
Financial provisions .................................          52,330              88
Net charges on the sale of marketable securities .....          30,621               -
                                                            ----------      ----------
Financial charges ....................................          83,421              88
                                                            ----------      ----------
FINANCIAL INCOME (LOSS) ..............................      E  (82,820)     E      762
                                                            ----------      ----------

The provisions relate to the decline in the value of the Liberty Surf shares held at December 31, 2000 .

Net charges on the sale of marketable securities relate to the capital loss on the Liberty Surf shares, which were sold prior to December 31, 2000.

At December 31, 2000, the Company was not involved in any exchange risk hedging transactions.

3.18. EXTRAORDINARY ITEMS

The extraordinary result for 2000 amounted to E155,153 and consists of the following elements:

- capital gain on the sale to Liberty Surf Group S.A. of the Chez.com, Carte.fr, and Francemail.com, assets and the shares in the company CEIC SARL, for E105,686;

- capital gain on the sale of the shares in iBourse to Bibop-Carire Bank, for E50,063.


4.  SEGMENT INFORMATION

The following is a summary of operations by segment for the year ended December 31, 1999:

                                      MINITEL        INTERNET           TOTAL
                                    ----------      ----------       ----------
Revenues .....................      E    3,094      E      215       E    3,309

Operating income (loss) ......           1,665          (5,348)          (3,683)

The following is a summary of operations by segment for the year ended December 31, 2000:

                                                       GROUP
                                     AUCTIONS          BUYING          OTHER            TOTAL
                                    ----------       ----------      ----------       ----------
Total Revenue ................      E    5,959       E    2,284      E      632       E    8,875
Advertising revenue ..........           5,492               42             632            6,166

Operating income (loss) ......         (41,571)             776         (20,339)         (61,134)

Data comes from management information derived from the company's cost accounting plan.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)

5. HEADCOUNT

The staff included 70 employees at December 31, 1999 and 251 employees at December 31, 2000.


6. COMMITMENTS AND CONTINGENCIES


Seller's  warranties:

iBazar S.A. granted a E4,900 seller's warranty to Bipop-Carire Bank as part of the sale of iBourse.

iBazar S.A. granted a E4,573 seller's warranty to Liberty Surf Group S.A. as part of the sale of CEIC SARL and the contribution of assets (Chez.com, Carte.fr and Francemail.com).

Bank guarantees:

iBazar S.A. has a bank guarantee of E3,000 given to Bipop-Carire Bank as part of the sale of iBourse S.A. This portion of the purchase price is being held in escrow in order to secure the company's obligations related to the sale of iBourse. Under the terms of the agreement, 1.5 million euros is expected be released from escrow in June 2001 and 1.5 million euros in December 2001.

The other iBazar S.A. bank guarantees amount to E5,079 and can be broken down as follows:

-    VAT guarantee: E3,441;

-    guarantee for the financing of different advertising campaigns : E1,435;

-    sundry including real estate (offices and parking places) : E203.

iBazar S.A. and iBazar Belgium S.A. are jointly and severally committed within the framework of the share purchase agreement for the Opendeal S.A. shares dated March 16, 2000 iBazar S.A. jointly and severally guaranteeing the iBazar Belgium obligations arising from this agreement.

Opendeal S.A. has a bank guarantee of E23.3, for the rent of its premises in Brussels.

Inter Bazar LDA took out total bank guarantees of E270 in favour of Mrs. Joana Miranda and Mrs Pedro Valido and Tiago Costa for the purchase of the shares in the company Total Sites which they held. Interbazar LDA also has a bank guarantee of E8.6 in favour of Governo Civil de Lisboa for the Marketing operation ((Soldes du Millenaire)).

iBazar Italia Spa has a bank guarantee of E34.9, expiring on November 30, 2006, for the rent of its premises in Milan.

iBazar Com LTDA has bank guarantees for R$116,125, (equivalent to E63.4), for the rent of its offices in Rio de Janeiro and Sao Paulo, including E36.5 which expires on June 1, 2001, and E26.9, which expires on April 25, 2002.

iBazar NL BV has a bank guarantee of E35.4 with an unlimited duration, for the rent of its premises in Amsterdam. iBazar NL BV also has two other bank guarantees for a total of E8.8 for vehicles on leasing agreements.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


Operating leases:

iBazar S.A.:
The premises used for the iBazar S.A. registered office, 1/3 avenue de Flandre in Paris, which are leased through a 3 year tacitly renewable agreement, with an annual rent of E533 plus charges. 1 Smart car which is rented through a 36 month long-term rental agreement with an annual rent of E2, with the contract running from June, 1999 to May, 2002.

iBazar Italia Spa:
The iBazar Italia premises in Milan, which are subject to a 6 year lease until September 30, 2006 , with an annual rent of E139.2 plus charges.

Inter Bazar LDA:
Two Golf 1.9 TDI on 48 month long-term lease with a total annual rent of E23, with the contract running from July 2000 through July 2004.

iBazar Belgium S.A.:
The iBazar Belgium premises in Brussels, with a 9 year lease, running until August 31, 2009, with the possibility of termination every three years, with an annual rent of E46.5 plus charges. 2 vehicles with a 60 month long term lease contract with an annual rent of E10.2 . Computer equipment on long-term lease, expiring November 2001, with a total annual rent of E7.7 .

iBazar NL BV:
The iBazar NL premises in Amsterdam, which are subject to a 2 year lease, with an annual rent of E56.9 . 8 vehicles which are subject to a 48 month long term rental agreement with a total annual rent of E45.6 .

iBazar Espana SL:
One vehicle and office equipment which are subject to long term leases for annual amounts of E9.0 and E8.1, respectively.

Rent expense was approximately E1,084 and E60 in 2000 and 1999, respectively.


7. RELATED PARTY TRANSACTIONS

The following summarizes the significant related party transactions:

(a) During 1999, the Company sold its shares of Telestore for 2.2 million euros to a company having a director who is also a director of the Company.

(b) During 1999 and 2000, the Company paid approximately E536 and 2.5 million euros, respectively, for software license fees to a company having a director who is also a director of the Company.

(c) In 2000, the Company generated revenues of E267 for advertising space sold under an agency agreement with a company having a director who is also a director of the Company. As of December 31, 2000, E629 is due by iBazar to this company for advertising operations carried out by iBazar as part of this agency agreement.


8. SUBSEQUENTS EVENTS

On May 18, 2001, the Company was acquired by eBay Inc. pursuant to a Contribution Agreement, dated February 21, 2001 between eBay and the shareholders of the Company. Consideration from the sale of the Company amounted to approximately U.S.$ 2.3 million in cash and approximately 2,045,000 shares of eBay common stock.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


9. SUMMARY OF DIFFERENCES BETWEEN ACCOUNTING POLICIES GENERALLY ACCEPTED IN THE UNITED STATES AND FRANCE


The principal differences between French GAAP and U.S. GAAP as they relate to the Company are discussed in further detail below.


Valuation of marketable securities and investment securities

In accordance with French GAAP, the Company's policy is to value marketable securities, at the lower of cost or market value. Investment securities are stated at cost and an allowance is recorded when recoverable value, based upon management's analysis of the specific nature of each investment, appears to be less than carrying value. The carrying amount of publicly traded marketable securities is determined based on the average quotations for the month preceding the end of the period. Allowances can be subsequently reversed if the estimated recoverable value of the investment increases. Unrealized gains on marketable securities and investment securities are not recognized.

Under U.S. GAAP (SFAS 115), marketable securities and investment securities are divided into three categories: trading, held-to-maturity and available-for-sale. For the trading category, to which all of the Company's investment securities and marketable securities belong, the investment carrying value is adjusted to its market value based on the closing share price at year end and the difference recorded in operating results.


Equity method of accounting for certain investments

Under French GAAP the company accounted for investments in iBourse and Oreka at cost and an allowance was recorded when the recoverable value of the investments was assessed by management as less than the carrying value. Although the Company's ownership in these entities exceeded 20%, the investments were accounted for under the cost basis, as these investments were considered temporary by management.

Under U.S. GAAP, use of the equity method of accounting is required for investments if the investor has the ability to exercise significant influence over the operating and financial policies of the investee. The ability is presumed to exist for investments of 20% or more and, thus, adjustments to reflect equity method of accounting for the company's investments in iBourse and Oreka have been included in the U.S. GAAP reconciliation.

Revenue recognition

Barter Transactions

Under French GAAP, barter transactions for advertising service exchanges is recognized on the basis of a valuation of the market price for a similar transaction. The company recognizes revenue with an equivalent amount recognized as an expense.

Under U.S. GAAP, advertising barter transactions should be accounted for in accordance with Emerging Issues Task force (EITF) Issue No. 99-17. "Accounting for Advertising Barter Transactions" which requires that barter transactions be recognized at the fair value of the advertising surrendered when an entity has a historical practice of receiving cash or marketable securities for similar advertising transactions. A period not to exceed six months prior to the date of the barter transaction has been used to determine whether the Company has a historical practice of receiving cash or marketable securities for similar advertising. In addition, the recognition of revenue on barter advertising is limited by the dollar amount of the cash received for similar transactions during the same period and, thus, an adjustment has been recorded to reverse the revenues and costs recorded under barter transactions.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)

Reporting revenue gross as a principal or net as an agent

Under French GAAP, the company recorded the costs incurred in connection with group buying transactions and the corresponding revenue on sales of the merchandise on a gross basis.

Under U.S. GAAP, in July 2000, the EITF reached a consensus with respect to EITF Issue No 99-19, "Reporting Revenue Gross as a Principal versus Net as an Agent". EITF 99-19 addressed whether a company should report revenue based on the gross amount billed to a customer because it has earned revenue from the sale of the goods or services or the net amount retained (that is, the amount billed to the customer less the amount paid to a supplier) because it has earned a commission or fee. Accordingly, an adjustment has been recorded to reduce revenues and related costs to reflect only the net amount earned as a commission.


Revenue recognized for certain customers

Under French GAAP, the company recognized revenue for certain customers whose creditworthiness was unknown. Under U.S. GAAP, in order to recognize revenue, among other things, (i) there has to be persuasive evidence of an arrangement,
(ii) occurrence of delivery, (iii) the fee is fixed and determinable, and (iv) collection is reasonably assured. As collection of certain receivables was not reasonably assured, such transactions have been reversed for U.S. GAAP purposes.


Accrual for loss Contingencies

Under French GAAP, the company accrued for certain claims and pending litigation. Under US GAAP, an estimated loss from a loss contingency shall be accrued if both (i) the information indicates that it is probable that a liability has been incurred at the date of the financial statements and (ii) that the loss can be reasonably estimated. Accordingly, an adjustment has been recorded to reverse the provision related to certain pending litigation for U.S. GAAP purposes.


Deferred Income Taxes

The Group does not recognize deferred tax assets, which relate primarily to tax losses available for carryforward, in its consolidated balance sheet. Under US GAAP (SFAS no. 109), all deferred tax assets are recorded initially and then reduced by a valuation allowance if it is more likely than not that the deferred tax assets will not be realized. Since substantially all of the Group's tax losses available for carryforward relate to entities which have a recent history of generating losses and it is more likely than not that those entities will not be able to utilize the losses, the application of SFAS no. 109 would not have any impact on net loss since deferred tax assets would be fully provided for.

Stock-based compensation

The Company granted several key employees options which vest based on the achievement of certain performance measures. Accounting for these options is not addressed by French GAAP and has no effect on the French GAAP statement of operations. In 2000, the Company accelerated the vesting of these options for certain employees. Under U.S. GAAP, the intrinsic value of the options measured at the date of acceleration is considered as compensation to employees. The effect of variable accounting and the acceleration is shown as compensation expense, resulting in an increase in net loss and an increase to additional paid-in capital.

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


Reconciliation of net income and comprehensive income to U.S. GAAP

Under U.S. GAAP, SFAS 130, Reporting Comprehensive Income established standards for reporting and displaying comprehensive income and its components. Statement 130 requires the foreign currency translation adjustments, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive income.

Comprehensive income is reported by the Company as a component of shareholders' equity in U.S. GAAP financial statements.

The following is a reconciliation of net loss as reported in the French GAAP consolidated statements of operations to net loss and comprehensive loss as reported under U.S. GAAP for the years ended December 31, 1999 and 2000:

                                                           YEARS ENDED DECEMBER 31,
                                                       ----------------------------
                                                           2000             1999
                                                             E                E
                                                        ----------       ----------
Net loss as reported in the French GAAP
  consolidated statement of operations                      (2,588)          (2,102)
Adjustments to conform to U.S. GAAP
     Equity method accounting for investments                  730             (611)
     Accrued litigation                                        786                -
     Trading securities adjustment to market value          (2,177)               -
     Stock-based compensation                                 (781)               -
                                                        ----------       ----------
Net loss as reported under U.S. GAAP                        (4,030)          (2,713)
                                                        ==========       ==========
Other comprehensive income
     Foreign currency translation adjustment                   (66)             (10)
                                                        ==========       ==========
Comprehensive loss                                          (4,096)          (2,723)
                                                        ==========       ==========


Reconciliation of shareholders' equity to U.S. GAAP

The following is a reconciliation of shareholders' equity as reported in the French GAAP consolidated balance sheet to shareholders' equity as reported in the U.S. GAAP consolidated balance sheet as of December 31, 1999 and 2000:

                                                                AT DECEMBER 31,
                                                         ---------------------------
                                                            2000             1999
                                                              E                E
                                                         ----------       ----------
Shareholders' equity as reported in the French GAAP
   consolidated balance sheet                                28,891            9,097
Adjustments to conform to U.S. GAAP
    Equity method accounting for investments                    119             (611)
    Accrued litigation                                          786                -
    Trading securities adjustment to market value            (2,177)               -
                                                         ----------       ----------
Shareholders' equity reported under U.S. GAAP                27,619            8,486
                                                         ==========       ==========

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)



Discontinued operations

The disposal of CEIC segment in 2000 and 1999 was considered a discontinued operation of iBazar for U.S. GAAP purposes. The income from continuing and discontinued operations under U.S. GAAP for the years ended December 31, 1999 and 2000 is as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                        2000            1999
                                                     ----------      ----------
Loss from continuing operations under US
GAAP                                                E  (69,976)     E   (2,473)
Loss from discontinued operations                         (191)           (240)
Gain on disposal of discontinued
operations (net of taxes of E39,641)                    66,137               -
                                                    ----------      ----------
Net loss reported under U.S. GAAP                   E   (4,030)     E   (2,713)
                                                    ==========      ==========

Statement of operations


Certain differences between French GAAP and U.S. GAAP relating principally to revenue recognition and the reclassification of various expenses during 2000 impacted operating results. There were no significant differences during 1999. The effects of the 2000 differences between U.S. GAAP and French GAAP are as follows:


                         YEAR ENDED DECEMBER 31, 2000
                         ----------------------------
                          FRENCH GAAP       U.S. GAAP
                          ----------       ----------
Revenues                  E    8,875       E    3,279
Loss from operations         (61,134)         (59,750)


The balance sheet line items affected by these adjustments and reclassifications are as follows:


                                       DECEMBER 31, 2000
                               ----------------------------------
                                 FRENCH GAAP         U.S. GAAP
                               --------------      --------------
Cash and cash equivalents      E        5,382      E       11,226
Short-term investments                 20,441               9,422
Accounts receivable                     6,562               3,760
Other current assets                   11,656               9,871
Long-term assets                       14,218              19,454
Accounts payable                        9,296               6,827
Payables to affiliates                      -                 625
Shareholders' equity                   28,891              27,619

                                  IBAZAR, S.A.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

          (amounts in thousands, except share data and when indicated)


Condensed cash flow statement

The following represents the summary of the statement of cash flows under U.S. GAAP. There were no significant differences during 1999.

                                                      YEAR ENDED DECEMBER 31,
                                                    ---------------------------
                                                               2000
                                                            ----------
Net loss                                                    E   (4,030)
Elimination of expenses and benefits without
effect on cash and increase/(decrease) in
operating assets and liabilities                               (54,350)
Net cash used in operating activities                          (58,380)
Net cash provided by investing activities                       42,750
Net cash provided by financing activities                       22,435
Increase in cash                                                 6,805
Effect of exchange rate changes on cash                             37
Cash and cash equivalents, beginning of period                   4,384
Cash and cash equivalents, end of period                    E   11,226